Exhibit 10.iii.A.1

UNITED TECHNOLOGIES CORPORATION
AND SUBSIDIARIES

NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

Amendment 2

Whereas, the United Technologies Corporation Nonemployee Director Stock Option Plan (the "Plan") provides for an annual grant of non-qualified stock options with a value of $70,000, as determined by the Black Scholes Valuation Model; and

Whereas the Board of Directors has determined that the number of stock options shall be subject to further adjustment based on an assessment of relevant benchmark data concerning compensation for nonemployee directors in a manner similar to the utilization of benchmark data for calculating the number of options to be awarded under the Corporation's Long Term Incentive Plan;

Now therefore, the Plan is hereby amended effective April 27, 2001 as follows:

1.    Section 5(a) of the Plan is amended and restated as follows:

5.    Grant of Stock Options

(a)    On the date of the Corporation’s annual meeting of shareowners in each year for so long as the Plan remains in effect (the "Grant Date"), each nonemployee who is elected a director at such meeting, or whose term of office shall continue after the date of such meeting, automatically shall be granted options to purchase a number of shares of Common Stock (an "Option"). The number of Options so awarded shall be equal in value to $70,000, as determined by the Black Scholes Valuation Model, utilizing the same assumptions then employed by the Corporation for the valuation of stock options under its other long-term incentive plans. The valuation shall be calculated immediately prior to the annual meeting on a date determined by the Committee. The number of Options so determined, shall be subject to further adjustment by the Committee based on its evaluation of relevant benchmark data concerning nonemployee directors compensation, if the Committee determines that: (i) an adjustment is appropriate on the basis of the benchmark data; and (ii) any such adjustment is consistent with the manner that benchmark data relative to executive compensation is utilized in determining the number of stock options granted under the United Technologies Corporation Long Term Incentive Plan. The number of Options to be granted annually shall no longer be subject to adjustment pursuant to Section 8 of the Plan, provided however, that once granted, Options shall continue to be adjusted automatically without further action by the Committee or the Board in accordance with Section 8 of the Plan to prevent the dilution or enlargement of the rights of Participants.

 UNITED TECHNOLOGIES CORPORATION

UNITED TECHNOLOGIES CORPORATION

By: /s/ William L. Bucknall, Jr.
William L. Bucknall, Jr.
Senior Vice President, Human Resources and Organization

ATTEST:

/s/ Richard M. Kaplan
Richard M. Kaplan

Date: July 26, 2001